Exhibit 10.3

                     SOFTWARE LICENSE AND SUPPORT AGREEMENT

      This Agreement is made this 19th day of August, 1999 between Unisys s.r.o. of Machova 18, 120 00 Praha 2 ("Unisys") and InfoActiv, Inc. of 999 West Chester Pike #202, West Chester, PA 19382, USA ("the Supplier").

      WHEREAS

      1)    The Supplier owns the Software defined in this Agreement.

      2) Unisys wishes to license such Software under the terms and conditions defined herein.

                 SOFTWARE LICENSE AND SUPPORT AGREEMENT CLAUSES

1.     DEFINITIONS                           12.    UPDATES

2.     EFFECTIVE DATE                        13.    SUPPORT SERVICES

3.     OBLIGATIONS OF SUPPLIER               14.    REGULATORY APPROVALS &
                                                    SAFETY

4.     ACCEPTANCE OF SERVICES                15.    INDEPENDENT CONTRACTOR
                                                    AND AGENCY

5.     CHARGES AND PAYMENT                   16.    TERMINATION AND RETURN OF
                                                    UNISYS MATERIALS

6.     TITLE AND LICENSE                     17.    FORCE MAJEURE

7.     WARRANTY                              18.    ENTIRE AGREEMENT

8.     COPYRIGHT AND
       CONFIDENTIALITY                       19.    ASSIGNMENT

9.     LIMITATION OF LIABILITY               20.    GENERAL PROVISIONS

10.    PATENT, COPYRIGHT & TRADE
       SECRET INDEMNITY                      21.    LAW

11.    AMENDMENTS                            22.    NOTICES


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      The Schedules are as follows:                End-users License term

Schedule 1   Description of the Software    Schedule 3  Agreement term
             Specifications                             Acceptance Criteria
             Documentation                              Charges
             Standards/Requirements                     Payment plan
             Target configuration                       Additional terms &
             Software performance                       conditions
             requirements                               Change Control

Schedule 2   Unisys Manager                 Schedule 4  Support
             Timetable                                  Training
             Liquidated Damages
             Location(s)

1.    DEFINITIONS

1.1 "Agreement" means these general terms and conditions, each Schedule, the Order and any supplementary documents expressly incorporated herein.

1.2 "Confidential Information" means any information confidential to Unisys, Unisys Corporation or any of its subsidiaries or to the licensors of any of the foregoing, which relates to the business, products, developments, trade secrets, know-how, personnel, suppliers and customers of Unisys or information which may reasonably be regarded as the confidential information of Unisys.

1.3 "Documentation" means the manual(s) or other documents associated with the Software supplied to Unisys by the Supplier.

1.4   "End-users" means Unisys Customers as detailed in Schedule 2.

1.5   "Fault" means a non compliance with the Specification as detailed in
      Schedule 1 or with any acceptance criteria that may be detailed in
      Schedule 3.

1.6 "Order" means a Purchase Order raised by Unisys requiring the Supplier to provide the Software described in Schedule 1 or Support Services described in Schedule 4.

1.7   "Schedule" means a Schedule to the Agreement.

1.8   "Software" means the Software provided under this Agreement as defined in
      Schedule 1.

1.9 "Support Services" means the support and training services, as described in Schedule 4.

1.10  "Time Sheets" means electronic time


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      recording or time recording forms in a format specified by Unisys.

1.11 "Timetable" means the timetable for the provision of the Software as described in Schedule 2.

1.12  "Unisys Manager" means the Manager nominated by Unisys as detailed in
      Schedule 2 or otherwise notified in writing to the Supplier who will be responsible for liaising with the Supplier in respect of the provision of the Software and Support Services.

2.    EFFECTIVE DATE

      This Agreement shall come into force when the Order is received by the Supplier and shall remain in effect for the duration set out in the Agreement or until terminated or cancelled in accordance with its terms.

3.    OBLIGATIONS OF SUPPLIER

3.1 The Supplier shall deliver a copy of the Software in machine readable form, on the media to the Location(s) and if applicable, install Software by the date specified in the Timetable (or if no time is specified, within a reasonable time). The Documentation shall also be delivered to Unisys as requested, by the date specified, within a reasonable time. Time is of the essence in respect of the provision of the Software and Documentation where a Timetable has been agreed between the parties.

3.2 The Supplier shall proceed with and complete the Support Services in accordance with the Timetable (or if no time is specified, within a reasonable time) under the general supervision and direction of the Unisys Manager. If a Timetable has been agreed between the parties time is of the essence in respect of the provision of the Support Services.

      If the Supplier does not supply the Software and/or Documentation and/or Support Services in accordance with the agreed contractual time, including any extension of time that may be granted to the Supplier by Unisys, the Supplier will be in breach of this Agreement and shall pay to Unisys liquidated damages at the rate set out in Schedule 2.

      For the avoidance of doubt, payment of or Unisys rights to liquidated damages under this Clause shall not affect any of Unisys= rights to terminate the Agreement.

3.3 The Supplier shall provide the Support Services with due care and attention and in accordance with Schedule 4.

3.4 The Supplier shall be responsible for paying its personnel and for making any appropriate deductions for tax and national insurance contributions, or similar contributions relating to the provision of the Support Services by the Supplier's personnel.

3.5   The Supplier's personnel shall at no time be deemed to be employed by


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      Unisys and the Supplier shall be responsible for any claims relating to the Supplier's personnel including but not limited to redundancy or unfair dismissal.

4.    ACCEPTANCE OF SERVICES

4.1 Unisys will accept the Software and Documentation in writing provided that the Software and Documentation meet the acceptance criteria that may be detailed in Schedule 3. Where no acceptance criteria is specified, the Software shall be deemed accepted 90 days after installation of the Software provided all Faults are fixed within that 90 day period.

4.2 Without prejudice to any other rights and remedies Unisys may have, Unisys will notify the Supplier of any Faults in the Software and Documentation which shall be corrected by the Supplier within the timescales that Unisys may in its sole opinion deem reasonable before acceptance of the said Software and Documentation by Unisys.

5.    CHARGES AND PAYMENT

5 .1 On receipt of acceptance in writing by the Unisys Manager of the Software and Documentation, the Supplier may invoice Unisys in accordance with the payment plan detailed in Schedule 3. Once only license charges shall not be subject variation. The Supplier shall have the right to vary periodic license or support charges by giving Unisys not less than 3 months written notice in advance of such variation effective at the end of the license or support period specified in the Schedules.

      The Supplier will ensure that the prices and terms and conditions accorded to this Agreement are no less favorable than the prices and terms and conditions accorded to the Suppliers most favored customer of similar Services.

5 .2 If Support Services are for the provision of personnel on a time and materials basis, then Time Sheets for the hours worked by those personnel shall be submitted weekly to and signed by the Unisys Manager as acceptance of the hours worked, such Time Sheets to be submitted by the Supplier with the Supplier's invoice.

      Where expressly stated in Schedule 3 of this Agreement, Unisys will reimburse all reasonable and actual travel and subsistence expenses incurred by the Supplier's personnel in providing the Support Services inside or outside the Location(s) provided that:

      (a)   All such expenditure is approved in advance by the Unisys Manager.

      (b) Receipts and vouchers are produced as evidence of such expenditure together with the written approval of the Unisys Manager.

      (c) the Supplier will invoice Unisys for such expenditure, without addition of any


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            management fee.

5.3 Except as may be provided in Schedule 3, Unisys will make payment within forty five (45) days of receipt of invoice provided that:

      (a) the invoice bears a valid Unisys Order number relating to the Software and/or services charged.

      (b) the invoice is in accordance with the charges and/or payment plan detailed in Schedule 3 and the written acceptance of the Software pursuant to clause 4 is attached where appropriate.

5.4 All charges specified herein are exclusive of value added tax which shall be added in accordance with prevailing legislation.

6.    TITLE AND LICENSE

6.1 Title, copyright and all other proprietary rights in the Software and Documentation and all parts and copies thereof shall remain vested in the Supplier.

6.2 Unisys shall use best endeavors to follow all reasonable instructions given by the Supplier from time to time with regard to the use of trade marks owned by the Supplier.

6.3 The Supplier hereby grants to Unisys a non-exclusive license and right to sub-license to the named End-user as specified in Schedule 2 to enable the End-user to use the Software on the terms and conditions contained herein and for the period specified in Schedule 2 from the date of acceptance.

6.4 The License will continue until the End-user ceases using the Software or until terminated in accordance with Clause 15 hereof.

6.5 Except as specified in Schedule 3, the Software shall be used only for the End-user's own data processing and shall not be used to provide a data processing service to any other third party whether by way of trade or otherwise.

6.6 Unisys or End-user may transfer the Software permanently to another Location or to other equipment with the consent in writing of the Supplier which shall not be unreasonably withheld.

6.7 The Supplier shall supply to Unisys those items of the Documentation specified in Schedule 1.

6.8 Unisys may not make copies of the Documentation without the Supplier's prior written agreement which shall not be unreasonably withheld. At the request of Unisys the Supplier shall provide such additional copies of the Documentation as Unisys may reasonably require for the normal operation of the business of the End-user, at the Supplier's then current standard scale of charges.

6.9   The End-user may make only such copies of the Software as are


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      necessary for its operational use and security. This License applies to such copies as it applies to the Software.

6.10 Unisys may not, without the prior written consent of the Supplier, modify the Software or incorporate the Software in software not provided by the Supplier.

6.11  License and Escrow

      The Supplier shall place the source code of the Software in escrow on the basis of the appropriate standard escrow agreement or on such terms as Unisys and the Supplier shall agree. Such escrow agreement shall be entered into by the parties with a third party on the effective date of this Agreement and the Supplier shall place the software in escrow immediately after the date of this Agreement and keep it properly updated. The Supplier hereby grants to Unisys a royalty-free, irrevocable and non-exclusive license to use, reproduce, modify, adapt and enhance (and to authorize a third party to use, reproduce, modify, adapt and enhance) the source code version of the software in the event that the Supplier becomes insolvent or fails to adhere to its support obligations. Escrow fees shall be paid by Unisys. Failure by Unisys to make timely payments of escrow fees shall remove Supplier's obligation to grant Unisys the license described above, until timely payments are resumed by Unisys.

7.    WARRANTY

7.1 The Supplier warrants for a period of 90 days from acceptance by Unisys or End-user that the Software or Documentation will be free from Faults.

7.2 The Supplier shall at no further charge to Unisys promptly correct any Fault in the Software or Documentation reported by Unisys and/or End-user within the said 90 day period.

7.3   The Supplier also warrants and represents that:

7.3.1 it is able and has sufficient skill and resources to perform the Support Services and will carry out the said Support Services with due skill and care.

7.3.2 it has the necessary power and right to grant Unisys the license rights set forth in clause 6.

7.4 Supplier warrants that the occurrence in or use by the Software of dates on or after January 1, 2000 ("Millennial Dates") will not adversely affect the performance of the Software with respect to date dependent data, computations, output or other functions (including, without limitation, calculating, comparing and sequencing) and that the Software will create, store, process and output information related to or including Millennial Dates without error or omissions and at no additional cost to Unisys. At Unisys request and upon reasonable notice,


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      Supplier will provide evidence sufficient to demonstrate adequate testing of the Software to meet the foregoing requirements.

8.    COPYRIGHT & CONFIDENTIALITY

8.1 The Supplier shall not without Unisys prior written consent use in any documentation any material the copyright in which belongs to Unisys.

      If Unisys grants the Supplier written consent to use such Unisys materials in documentation, the said documentation shall bear the same Unisys copyright notices or legends that appear on the original Unisys material.

8.2 The Supplier shall not without Unisys prior written consent advertise the existence of this Agreement in any form of communication and/or media.

8.3 The Supplier agrees that all Confidential Information will be held in confidence by the Supplier and will not be disclosed to any third party with Unisys written consent or used other than for the purposes of this Agreement.

8.4 Unisys shall keep confidential to the same extent that it protects its own proprietary products, the Software and Documentation or any part thereof and shall not disclose the same to any third party other than the named End-user without prior written consent of the Supplier.

8.5 Clause 8.3 and 8.4 shall not apply to information in the public domain or information which the Supplier can show was already lawfully obtained by him from a third party without restriction against disclosure.

8.6 The obligations under this clause 8 will survive termination of this Agreement.

9.    LIMITATION OF LIABILITY

9.1 The following provisions set out the Supplier's liability (including any liability for the acts and omissions of its employees, agents and/or subcontractors) to Unisys under this Agreement:

      9.1.1 The Supplier's liability to Unyss for death or injury resulting from the Supplier's negligence shall not be limited.

      9.1.2 The Supplier shall indemnify Unisys against all claims and proceedings, damages, losses, costs and expenses incurred by Unisys as a result of the Supplier's negligence and/or breach of this Agreement. The Supplier's liability under this clause shall be limited to one million pounds (,1,000,000.00).

      9.1.3 The Supplier shall at its own expense effect and maintain insurance sufficient to meet its obligations and liabilities


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            under the Agreement. Evidence as to the existence of the said insurance shall be produced at the request of Unisys at any time.

9.2   The Supplier shall not be liable for any consequential loss.

9.3 This limitation of liability shall not apply to claims covered by Clauses 8 and 10.

10.   PATENT, COPYRIGHT AND TRADE SECRET INDEMNITY

      The Supplier shall defend and fully indemnify Unisys against all claims, demands, actions, costs, expenses (including but not limited to full legal costs) losses and damages arising from or incurred by reason of any infringement or alleged (including but not limited to the defense of such alleged infringement) of any intellectual property rights of a third party by the use or possession of any Software and/or Documentation provided by the Supplier or in connection with the Support Services.

11.   AMENDMENTS

      Unisys may from time to time, request changes to be made to the Support Services or to any other term of the Agreement and, from the date agreed between Unisys and the Supplier, the Support Services or performance of the Agreement shall be in accordance with the Agreement as amended. Any increases or decreases in price and changes to the Timetable as a result of the changes shall be reasonable and subject to negotiation between Unisys and the Supplier. Any changes will be made in accordance with the change control procedure set out in Schedule 3.

12.   UPDATES

12.1 Supplier shall promptly inform Unisys and shall keep Unisys advised of any changes in the software defined in this agreement.

12.2 Unisys shall establish a mutually agreed upon timescale to implement the changed software on the End-user's system(s).

12.3 Unisys shall advise Supplier of changes to its software and provide documentation pertaining to such changes necessary for Supplier to make necessary changes in Supplier's software.

12.4 Unisys shall use its reasonable efforts to provide to Supplier remote, telephonic access to a hardware and software test environment facility, either at the End-user's facility or at Unisys facility or one provided by Unisys at no cost to InfoActiv, except the customary telephonic charges otherwise incurred by InfoActiv. Unisys shall in its sole discretion provide reasonable access time to designated test environment; reasonable technical and design documentation, appropriate pre-release information about Unisys's


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      product upgrades or new announcements; access to telephony environments, processor usage; disk space; etc.

13.   SUPPORT SERVICES

13.1 A support service shall be provided as specified in Schedule 4 from the date of acceptance of the Software.

13.2 Where a new issue or update of the Software and/or Documentation or part thereof is released by the Supplier it shall be installed (if applicable) by the Supplier under the support services and accepted and used by the End-user except where the End-user elects to retain and use the superseded issue of the Software, in which case the Supplier shall use its best endeavors to provide a maintenance service on terms to be agreed.

13.3 The Supplier shall provide instruction in the use of the Software for Unisys or End-user's personnel as specified in Schedule 4. Unless otherwise specified no charge shall be made for such training.

14.   REGULATORY APPROVALS & SAFETY

14.1 The Supplier warrants that the Support Services and Software provided by the Supplier will comply with all relevant regulatory approvals and without limiting the foregoing will comply with any Acts, regulations or orders pertaining to health and safety and that the Support Services and Software, used properly in accordance with Supplier's instructions will not represent a health or safety risk.

14.2 The Supplier shall ensure that its personnel comply with all security and other office procedures and regulations implemented or otherwise required by Unisys including but not limited to Unisys environmental policy as made known to the Supplier if the Supplier's personnel are to provide the Support Services on Unisys premises or Unisys Customer premises.

15.   INDEPENDENT CONTRACTOR AND AGENCY

      The Supplier has no authority to act as agent for Unisys or to contract on behalf of Unisys and shall at all times be deemed to be and shall act as an independent contractor.

16.   TERMINATION AND RETURN OF UNISYS MATERIALS

16.1  This Agreement may be terminated forthwith by Unisys if the Supplier:

      16.1.1 fails to perform any obligation under this Agreement within thirty (30) days of written notice to do so; or

      16.1.2 becomes insolvent, has a receiver or manager appointed, commits an act of bankruptcy or commences to be wound up (except for amalgamation or


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                  reconstruction).

16.2 Unisys may cancel or terminate this Agreement at any time on 60 days written notice to the Supplier. Upon termination under this clause, Unisys will pay all amounts then due to the Supplier for the Support Services provided by the Supplier up to the time of cancellation or termination. For the avoidance of doubt, the licences will remain in full force and effect until expiry of the license term as set out in Schedule 2.

16.3 Unisys may terminate the license by giving three months prior written notice to the Supplier to take effect at the end of the initial period specified in Schedule 2 or such extension of the periods as may be agreed or, if no initial period is stated, by three months prior written notice to the Supplier.

16.4 The Supplier may not terminate the license except in the circumstances as described in sub-clause 15.1.1 and 15.1.2.

16.5 Unisys shall have the right to terminate the license in the event that the Software does not pass the acceptance criteria or Faults are not fixed in accordance with clauses 4 and 7.

16.6 In the event of termination of this license by Unisys in accordance with clauses 15.1.1, 15.1.2 or 15.5 prior to acceptance being successful, Unisys shall be entitled to return the Software and the Supplier shall give Unisys a full refund of all monies paid by Unisys to the Supplier in connection with the Software.

16.7 Unisys shall have the sole discretion and right to terminate the involvement of any of the personnel of the Supplier providing the Services by written notice to the Supplier, if the Unisys Manager makes any complaint about the conduct, competence or performance of the said personnel of the Supplier in relation to the performance of Services, irrespective of whether such complaint is soundly based and reasonable.

16.8 Upon termination for whatever reason the Supplier shall promptly refund to Unisys any sums then standing to the credit of Unisys and return to Unisys all property and documentation.

16.9 All rights and/or obligations under this Agreement which are expressed to apply after termination or which are by necessary implication apply after termination will survive termination of this Agreement. For the avoidance of doubt, termination of this Agreement shall not prejudice or affect the rights granted by the Supplier to Unisys as set out in Clause 6.

17.   FORCE MAJEURE

      Neither party will be liable for failure to fulfill its obligations when due to causes beyond its reasonable control.

18.   ENTIRE AGREEMENT


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      This Agreement, its Schedules, any documents and any modifications expressly incorporated herein constitute the entire and complete Agreement between the parties and supersedes with regard to its subject matter all prior communications between the parties of any nature including any terms and conditions submitted by the Supplier.

19.   ASSIGNMENT

19.1 The Supplier shall not assign or subcontract all or any part of its obligations, rights or benefits hereunder without the prior written consent of Unisys. All subcontract documents and subcontractor selection by Supplier, if permitted by Unisys shall be subject to the written approval of Unisys prior to the award of each subcontract.

19.2 The Supplier shall be fully responsible for any work performed by its subcontractors and for the acts or omissions of its subcontractors.

20.   GENERAL PROVISIONS

20.1  Waiver

      Any delay or failure on the part of Unisys in enforcing any right or remedy under or arising out of this Agreement will not constitute a waiver of such right or remedy. No waiver of any term or condition of this Agreement or of any right or remedy arising in connection therewith shall constitute a continuing waiver.

20.2  Paragraph Headings

      Paragraph headings are inserted for convenience only and shall not affect the interpretation or construction of this Agreement.

20.3  Modifications

      No modification of this Agreement will be valid unless in writing and signed by a duly authorized representative of each party.

20.4  Invalidity

      If any provision of this Agreement is found to be invalid or unenforceable, its invalidity or unenforceability shall not affect the other provisions of this Agreement which shall remain in full force and effect.

20.5  Recoveries of Monies Due

      Wherever under this Agreement any sum of money is unrecoverable from or payable by the Supplier, that sum may be deducted from any sum then due or which at any later date may become due to the Supplier under this Agreement or under any other Agreement with Unisys.

20.6  Precedence

      In the event of any conflict between the Main Terms and Conditions, Schedules and Order, the Main Terms and Conditions shall prevail.

21.   LAW

      This Agreement shall be construed in


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      all respects in accordance with the laws of the Czech Republic and the parties agree to submit to the jurisdiction of the Czech Courts, however, at any time during the pendency of a dispute either party may request the other to enter into alternative dispute resolution procedures mutually agreeable to the parties.

22.   NOTICES

      Notices to be given to Unisys shall be sent to the General Manager, Unisys s.r.o. Machova 18, 120 00 Praha 2, notices to the Supplier shall be sent to Contract Manager, 202 Union Wharf, Boston, MA 02109, USA for the attention of Mr. Tao Zhang or such address as shall be notified by either party to the other in writing.

      Such notices shall be delivered by hand or sent by ordinary, recorded or registered mail and shall be deemed to have been given on the day or five working days after posting in the case of notices sent by mail.

                                    SCHEDULE1

1.    Description of Software

      NetPro IPS 1.0 (NetPro 1.0 thereon) is an open provisioning Interface software that allows administrators, customer service representatives, and subscribers to access and maintain mailbox information through a common transaction server (NetPro Server) with appropriate security. NetPro IPS uses a set of component objects (COM) that are customized to provide SPT TELECOM's customer service agents a browser interface for mailbox administration.


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2.    Specifications

      1)    Standard NetPro 1.0 will include the following components:

            a)    NetPro Server software to run on Windows-NT platform

            b) NetPro Agent interface to run on the Unisys VolceSource Express platform

            c) NetPro Intranet APIs to support standard administrative and customer service functions

            d) NetPro forms to facilitate Web browser interface in an intranet environment

      2) The standard NetPro 1.0 administrator and Customer Service modules contain the following functions and features:

            a)    Maintenance Functions

                  o Create a Mailbox with extensions that is instantly activated upon creation

                  o     View (Inquire) a Mailbox profile

                  o     Change a Mailbox profile

                  o     Upgrade/downgrade Class of service

            b)    Support Functions

                  o     View Mailbox creation date and time

                  o     View Mailbox lock date and time

                  o     Reset Mailbox in use

                  o Display appropriate mailbox status, un-initialized, user or admin-locked

            c)    Notification Functions

                  o     Paging notification and schedules

                  o     Outcall notification and schedules

                  o     Fax Functions

                  o     Enable/Disable Fax with Fax number

      3) The Custom Enhancements to standard NetPro 1.0 will be described in full detail in the NetPro Custom Functional Specifications for SPT TELECOM. These are the outline NetPro Custom Enhancements for SPT TELECOM.

            a)    The NetPro environment will be localized in Czech language.

            b)    Maintenance functions


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                  o     Delete base Mailbox and all extensions related to the
                        base mailbox

                  o     Ability to provision E-mail notification

                  o     Mailbox language selection - Czech and English

                  o     Display number of extensions for a base mailbox

            c)    Support functions

                  o Lock/Unlock Mailbox. Locking base mailbox will lock all extensions related to the base mailbox

                  o     Suppress Password

                  o Reset password to the last four digits of the mailbox number

                  o     Display what kind of greeting is active

                  o Display counts for Urgent, New, Saved and future messages

            d)    Housekeeping functions

                  o Mailbox template maintenance that provides the ability to maintain defaults for mailbox attributes as a system administrator function.

                  o Provide reports on based on mailbox activity. The report will be sorted by function and usercode.

3.    Documentation

         The following documentation will be provided by the Supplier-

            1) NetPro 1.0 Capabilities Guide
            2) NetPro Custom Functional Specifications for SPT TELECOM
            3) NetPro 1.0 Programmers guide
            4) NetPro 1.0 Installation and Operations, Guide
            5) NetPro Test Plan and Test Scripts

4.    Standards/Requirements

The SPT TELECOMs requirements for functional enhancements on the top of the standard NetPro 1.0 will be described in detail in NetPro Custom Functional Specifications for SPT TELECOM.

5.    Target configuration

            This is the recommended configuration for NetPro Windows NT server. Recommended platforms are HP or Compaq.

            1) Hardware:


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            - Quantity 2 (NT Cluster compatible)
            - Dual Pentium 111 550 MHz processor with 100 MHz bus or Xeon
              Processor
            - 512 KB L2 cache per processor
            - 512 MB or 1 GB 100 MHz ECC SDRAM memory
            - CDROM and 1.44 FDD
            - mouse and keyboard
            - 10/100 TX Network Controller card to support redundancy & Load balancing
            - DAT Backup drive
            - RAID Controller (RAID level 0 to 5)
            - 3 numbers of 9.1 GB (10000 RPM) Ultra2 SCSI Hot pluggable drives
              (RAID compatible)
            - Keyboard and Mouse
            - Hot-swap Power supplies and FANs

            2)    Software:

            - NT Enterprise version 4.0 with Service Pack 4 or 5
            - NT Option pack 4 with Transaction server, 11S 4.0, etc.,
            - SQL Server 6.5 Enterprise, version with Service Pack 4
            - PC Anywhere or Remotely Possible software for Remote
              Administration

6.    Software performance requirements

      When 50 users are concurrently connected to NetPro Server no more than 3% of Voice Source Express RPM (Relative Performance Measure) capacity will be consumed.

                                   SCHEDULE 2

1.    Unisys manager

      Unisys will provide a project manager for performing various project management tasks related to development and implementation of NetPro Custom provisioning features requested by SPT TELECOM. These include:

      1) Approval of project plan
      2) Requirements gathering
      3) Approval of functional specifications
      4) Monitoring progress of development
      5) Site preparation
      6) Implementation schedule
      7) Product approval

2.    Timetable

                                             Start Date           End Date

Requirements gathering                       Started              August 11

Approval of Functional specifications                             August 20th

Prepayment of custom work                                         August 23rd

Site preparation                             September 6th        September 10th

Installation on test platform                September 13         September 15th

Approval of Test Plan and Test Scripts                            September 15

Running the acceptance Tests                 September 16th       September 17th

Cut-over to live application                 September 20th       September 22nd

Product Acceptance                           September 23rd       September 24th
Payment in total of all licenses,
expenses and other charges                                        September 27th

3.    Liquidated Damages

            In case of late delivery of Software and Services Supplier shall be subject to liquidated damages in an amount of 0.1 % of the price of the undelivered Software and Services for each day of such delay beginning seven days after the contracted Product Acceptance


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            date.

            The total amount paid as liquidated damages will be no greater than the aggregate sum of all charges by Unisys hereunder.

4.    Locations

            NetPro software will be installed at SPT TELECOM premises on the address Olsanska 6, 130 34 Praha 3, Czech Republic.

5.    End-user license term

            The end-user license term shall be unlimited in time commencing from the Product Acceptance date of the Software unless terminated by either party in accordance with this Agreement.


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                                   SCHEDULE 3

1. Agreement term

2. Acceptance Criteria

      The acceptance Test Plan and Test Scripts will be provided by the Supplier, will focus on NetPro Customizations and will be performed by the Supplier's development personnel to verify that it meets SPT TELECOM's requirements.

The Test Plan and Test Scripts will define:

      1) Performance
      2) Stress testing

Areas to be evaluated include.

      1) Product function and performance
      2) Installation and operation
      3) Documentation and instructions

3. Charges

                   Item                                             Price in USD

Production System

      License Fee, NetPro Intranet API, Initial copy up to 10 users        1,313

      License Fee, NetPro Intranet API, Initial copy 25 to 50 users       14,700

      License Fee, NetPro Server                                           3,750

      Installation, training, on-site support                              3,750

      Expenses (estimate)                                                 10,000

      NetPro Customization                                                24,375

      Subtotal                                                            57,888

Test Bed System

      License Fee, NetPro Intranet API, Initial copy up to 10 users        0

      License Fee, NetPro Server (2nd copy)                                0

      Installation, training, on-site support                              3,375


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      Subtotal                                                            3,375

1 Year Support 8x5                                                        5,235*

TOTAL                                                                    66,498

      * Does not include actual travel and subsistence expenses from West Chester, PA, as are authorised by Unisys in 5.2 of- this agreement, which are in addition to this charge when authorized in accordance with 5.2 of this agreement.

4.    Payment plan

      1) Unisys will pay a full amount of the custom development work as a deposit payment at the time of signing this agreement.

      2) All License fees, Installation costs and travel expenses will be billed immediately after Product Acceptance date and payable within forty five
      (45) days from the date of invoices.

      3) Payment will in no way limit Unisys right to remedies contained herein including, but not limited to, full recovery of all amounts paid to Supplier.

5.    Additional terms & conditions

      Support and maintenance cost will be negotiated annually after the initial term, but in no event shall the support and maintenance costs be greater to Unisys than 50% of Supplier's then in effect listed support price.

6.    Change Control

      This is the Change Control Procedure.

      1) Change Identification

            a) A change can be identified by Unisys or the Supplier.

            b) The Change is proposed to the Unisys Project Manager.

            c) If the idea is of any interest to Unisys and the Supplier Change Documentation is initiated.

2)    Change Documentation

            a) The party identifying the Change fills a Change Management Form.

            b) The Change Management Form is submitted to the other party.

            c) The next step in the procedure is initiated (Change Review).


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3)    Change Review

            a) The Supplier analyses the Change and assesses it in terms of time and cost impact. These aspects are discussed with the Unisys Project Manager.

            b) The Supplier prepares a Project Change Order.

            c) If the Project Change Order is approved by both Unisys and the Supplier the next step (Change Implementation) is initiated.

            d) If the Project Change Order is not approved by one of the parties the Change is abandoned: the remarks are indicated on the Form.

4)    Change Implementation

            a) When the Change is approved by Unisys and the Supplier it is implemented.

            b) If it is a Software change it is documented by an analyst/programmer.

5)    Change closure

            a) When the change is implemented and tested by the Supplier Unisys, Unisys signs acceptance of the Change.


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                                   SCHEDULE 4

1.    Support

            1) Description of Support Services to be provided

            The Supplier shall provide the following Support Services:

                  (a) A telephone support service between the hours of 0900 and 1730 hrs, Monday to Friday excluding Public Holidays.

                  (b) A service to correct errors reported and to provide update versions to correct those errors as quickly as is reasonably possible, providing a suitable detour in the meantime, if required.

                  (c) Updates, enhancements and now releases of the Software.

                  (d) Documentation amendments as necessary.

                  (e) On-site support if necessary. This support will be charged for on a time and materials basis in accordance with the agreed rates. Response times for on site support will be within forty-eight (48) hours of report of error by Unisys or End-user.

            2)    Targeted Time Frames

            Response Time Is 3 hours when averaged over the previous 12 months.

            Problem Resolution

            Means final problem resolution and does not concern temporary fix or work around as described below)

            Priority A - 5 working days
                     B - 15 working days
                     C - 30 working days

Classification of the Priorities

A Down Situation. (Urgent Problem)
B Problem (Problem not urgent)
C Information Request


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            3) Support Period

            A minimum initial period of one (1) year commencing from the date of acceptance of the Software and thereafter for successive period of one (1) year unless terminated by either party in accordance with this Agreement.

            4) Support Charges

            (a) Initial Period of one (1) year due on Installation of the Software.

            (b) Subsequent periods annually. (subject to variation in accordance with this Agreement) due on expiry of initial period fee shown in 3(a) above and on subsequent anniversaries thereafter.

2.    Training

            InfoActiv will provide a 2-day training for administration, operations, and maintenance of NetPro 1.0 IPS software and custom enhancements. This training will be valuable for individuals who are involved in supporting and implementing NetPro software, e.g., office managers, network administrators, help desk personnel, support professionals, consultants, system integrators and end users.

            The training consists the following elements:

                  Installation and configuration of NT Server specific to NetPro software.
                  Architecture of NetPro software and Intranet interface. Security issues related to Windows NT Server User.
                  How Help desk personnel can employ the NetPro user interface. Using the NetPro housekeeping module.

            Upon completing this course, helpdesk personnel should attain an understanding of the NetPro application. System administrators should gain an understanding of how to implement and maintain the NetPro server. System integrators will be taught the general architecture of NetPro software and will be provided with a comprehensive and practical knowledge of accessing COM objects.

Prerequisites:

Candidates should have a general understanding of Windows NT. They should have a general understanding of computer technologies, LAN and Internet.

Signed                                        Signed
      ------------------------------                ----------------------------
      For and on behalf of UNISYS s.r.o.           For and on behalf of SUPPLIER

NAME:                                         NAME:
      ------------------------------                ----------------------------


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TITLE:                                        TITLE:
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DATE:                                          DATE:
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